UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2009

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Form 8-K filed on August 6, 2009, Samuel L. Kaplan has resigned from the Board of Directors of Piper Jaffray Companies (the "Company") effective as of September 24, 2009. Mr. Kaplan is leaving the Board to serve as U.S. Ambassador to Morocco. Effective September 22, 2009, the Board of Directors elected Virginia Gambale to serve as a director of the Company with a term ending in 2010. Ms. Gambale is the founder and managing partner of Azimuth Partners LLC, a strategic and advisory firm in the field of technology and data communications solutions. Ms. Gambale will participate in the Company’s compensatory arrangements for non-employee directors, as described under "Information Regarding the Board of Directors and Corporate Governance--Compensation Program for Non-Employee Directors" in the Company’s proxy statement for the 2009 annual meeting of shareholders filed with the SEC on March 16, 2009, except that she will receive an initial equity grant with a fair market value of $60,000 as of September 22, 2009, the date of her election to the Board.

As a result of Mr. Kaplan’s departure and the election of Ms. Gambale, the Board of Directors approved certain changes to the membership of its three standing committees effective September 24, 2009. Following these changes, Michael R. Francis will serve as the Company’s lead director and the membership of the committees is as follows:

Audit Committee:
Frank L. Sims, Chair
Virginia Gambale
Lisa K. Polsky

Compensation Committee:
Lisa K. Polsky, Chair
Frank L. Sims
Jean M. Taylor

Nominating and Governance Committee:
Michael R. Francis, Chair
B. Kristine Johnson
Jean M. Taylor

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

September 22, 2009	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary